Exhibit 1.1
Dell Inc.
$500,000,000
1.40% Notes due 2013
$700,000,000
2.30% Notes due 2015
$300,000,000
5.40% Notes due 2040
UNDERWRITING AGREEMENT
September 7, 2010

September 7, 2010
BARCLAYS CAPITAL INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
     As Representatives of the several Underwriters
c/o BARCLAYS CAPITAL INC.
745 Seventh Avenue
New York, NY 10019
Ladies and Gentlemen:
     Introductory. Dell Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $500,000,000 aggregate principal amount of the Company’s 1.40% Notes due 2013 (the “2013 Notes”), $700,000,000 aggregate principal amount of the Company’s 2.30% Notes due 2015 (the “2015 Notes”) and $300,000,000 aggregate principal amount of the Company’s 5.40% Notes due 2040 (the “2040 Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”). Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture, dated as of April 6, 2009 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-155041), which contains a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with

Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 5:00 P.M., New York City time, on September 7, 2010 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.
The Company hereby confirms its agreements with the Underwriters as follows:
          SECTION 1. Representations and Warranties of the Company.
     The Company hereby represents and warrants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:
     a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.
     At the respective times the Registration Statement and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement and any post-effective amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”), and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     Each Preliminary Prospectus and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission (“Regulation S-T”).
     b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated September 7, 2010, (ii) each “issuer free writing prospectus” as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other “free writing prospectus” as defined in Rule 405 under the Securities Act (each, a “Free Writing Prospectus”) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act (a “Well-Known Seasoned Issuer”). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.
     e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), provided that the Execution Time occurs prior to the effectiveness of the Court Approval (as defined below), the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer; provided, however, that upon the effectiveness of approval by the United States District Court for the District of Columbia of the Company’s settlement of the Commission’s investigation described in Note 12 of the Notes to Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2010 (the “Court Approval”), the Company (A) will be an Ineligible Issuer for purposes of determining whether the Company or any participant in the offering of the Notes may use Free Writing Prospectuses in respect of such offering in accordance with the provisions of Rules 164 and 433 under the Securities Act and (B) will not be an Ineligible Issuer for purposes of determining whether the Company is a Well-Known Seasoned Issuer until the determination date specified in paragraph (2)(ii) of the definition of “Well-Known Seasoned Issuer” under Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.
     f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date on which the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with any information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus permitted under the Securities Act and reviewed and consented to by the Representatives and included in Annex I hereto, the Registration Statement or any electronic road show or other written communications permitted under the Securities Act and reviewed and consented to by the Representatives (collectively, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from any such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Company Additional Written Communication, it being understood and agreed that the only such information furnished by any

Underwriter through the Representatives consists of the information described as such in Section 8 hereof.
     h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     j) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act, the Base Indenture has been duly authorized, executed and delivered by the Company, the Supplemental Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the Trustee) the Indenture, at the Closing Date, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity).
     k) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are substantially in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.
     l) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.
     m) Accuracy of Statements in Prospectus. The statements in each of the Preliminary Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities” and “Material United States Federal Income Tax Considerations,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

     n) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for losses or interferences that would not, individually or in the aggregate, have a Material Adverse Change (as defined below) and (ii) there has been no change, or any development involving a prospective change, that would reasonably be expected to result in a material adverse change in the financial position, stockholders’ equity or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole (any such change is called a “Material Adverse Change”).
     o) Independent Registered Public Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the Company’s audited financial statements for the fiscal years ended February 1, 2008, January 30, 2009 and January 29, 2010 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus are, to the best of the Company’s knowledge, independent public accountants with respect to the Company as required by the Securities Act and the Exchange Act and are, to the best of the Company’s knowledge, an independent registered public accounting firm with the Public Company Accounting Oversight Board.
     p) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, in each case on a consolidated basis. Such financial statements comply in all material respects as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as otherwise noted in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data included in the Preliminary Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements or, as applicable, unaudited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     q) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.
     r) Incorporation and Good Standing of the Significant Subsidiaries. Each of the Company’s significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X under the Securities Act, the “Significant Subsidiaries”) has been duly incorporated or formed and is validly existing as a corporation or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, and has corporate or other legal entity power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Significant Subsidiaries is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding shares of capital stock or other ownership interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and (except for any qualifying shares owned by directors or members of any other governing body of a subsidiary and, in the case of Significant Subsidiaries incorporated or formed under the laws of a jurisdiction other than the United States or a state thereof, shares owned by foreign citizens or other individuals to the extent required under the laws of such jurisdiction) are owned by the Company, directly or through subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2010 (the “Form 10-K”) which was required to be so listed when the Form 10-K was filed.
     s) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby, by the Disclosure Package and by the Prospectus (i) have been duly authorized by the Company by all necessary corporate action and will not result in any violation or default (or, with the giving of notice or lapse of time or both, would be in default) (“Default”) under the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances, requirements for consent or violations as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or consummation of the transactions contemplated hereby, by the Disclosure Package or by the Prospectus, except such as have been or will be prior to or on the Closing Date obtained or made by the Company and except for such consents, approvals, authorizations or other orders of, or registrations or filings required under applicable state securities or blue sky laws or from or with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or filings required to be made after the Closing Date pursuant to the Company’s periodic reporting obligations under the Exchange Act. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     t) No Material Actions or Proceedings. Except as disclosed in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any of its subsidiaries or of which any property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Change.
     u) Intellectual Property Rights. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
     v) Company Not an Investment Company. The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     w) No Unlawful Contributions or Other Payments. To the Company’s knowledge, none of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the FCPA (as defined below), and, to the Company’s knowledge, the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with the FCPA. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
     x) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
     y) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of the Company’s subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     z) Internal Controls and Procedures. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. Management of the Company assessed the Company’s internal control over financial reporting as of January 29, 2010, and concluded that the Company’s internal control over financial reporting was effective as of such date. The Company is not aware of any material weaknesses in its internal control over financial reporting.
     aa) No Material Weakness in Internal Controls. Since the date of the latest audited financial statements of the Company filed with the Commission, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     bb) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is accumulated and communicated to the Company’s management; and such disclosure controls and procedures were effective as of January 29, 2010.
     Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.
          SECTION 2. Purchase, Sale and Delivery of the Notes.
     a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company (i) the aggregate principal amount of the 2013 Notes set forth opposite their names on Schedule A at a purchase price of 99.636% of the principal amount of the 2013 Notes, plus accrued interest, if any, from September 10, 2010 to the Closing Date, payable on the Closing Date, (ii) the aggregate principal amount of the 2015 Notes set forth opposite their names on Schedule A at a purchase price of 99.627% of the principal amount of the 2015 Notes, plus accrued interest, if any, from September 10, 2010 to the Closing Date, payable on the Closing Date, and (iii) the aggregate principal amount of the 2040 Notes set forth opposite their names on Schedule A at a purchase price of 99.051% of the principal amount of the 2040 Notes, plus accrued interest, if any, from September 10, 2010 to the Closing Date, payable on the Closing Date.
     b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York, 10019 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 A.M., New York City time, on September 10, 2010, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

     c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.
     d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representatives have been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
          SECTION 3. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
     a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430B under the Securities Act, and will promptly notify the Representatives, and confirm such notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 under the Securities

Act and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing pursuant to Rule 424 under the Securities Act were received for filing by the Commission and, in the event that either such document was not so received, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, electronic copies or photocopies of the signed Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and electronic copies or photocopies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of the Underwriters or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time the Disclosure Package or the Prospectus is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either the Company or the Underwriters, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     f) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those U.S. jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
     g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

     h) Depositary. The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
     i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the NASDAQ Global Select Market all reports and documents required to be filed by the Company under the Exchange Act.
     j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
     k) Final Term Sheet. The Company will prepare final term sheets containing only a description of the Notes, in a form approved by the Underwriters and substantially in the form of Exhibits B-1, B-2 and B-3 hereto and will file such term sheets pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheets, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses attached as Annex I to this Agreement. Any such Free Writing Prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, or (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k) hereof.

     m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives thereof, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
     o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rules 456(b)(1) and 457(r) under the Securities Act.
     The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
          SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Company Additional Written Communication, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the rating agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes by the Depositary for book-entry transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
          SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:
     a) No Stop Orders. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act, and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) under the Securities Act.
     b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the

Company, a letter dated the date hereof addressed to the Company and the Underwriters, of a type reasonably satisfactory to the Representatives with respect to the audited financial statements and certain financial information contained and incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus.
     c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP, independent registered public accountants for the Company, a letter dated such date addressed to the Company and the Underwriters, of a type reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.
     d) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) there shall not have been a Material Adverse Change, the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus;
     (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and
     (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     e) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance statement of Hogan Lovells US LLP, counsel for the Company, dated as of such Closing Date, substantially in the form of Exhibit A-1.
     f) Opinion of Internal Counsel. On the Closing Date, the Representatives shall have received the favorable opinion of Janet B. Wright, Vice President—Corporate, Securities & Finance Counsel of the Company, dated as of such Closing Date, substantially in the form of Exhibit A-2.

     g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.
     h) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, the Chief Executive Officer, or a Senior Vice President, and the Chief Financial Officer, the Chief Accounting Officer, or the Treasurer of the Company, dated as of such Closing Date, to the effect that:
     (i) the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;
     (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form;
     (iii) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and
     (iv) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that this sentence and Sections 4, 6, 8, 9 and 17 hereof shall at all times be effective and shall survive such termination.
          SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 11 hereof, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other

Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
          SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.
          SECTION 8. Indemnification.
     a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, agent and controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

     b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company), as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third and seventh paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.
     c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of paragraph (a) of this Section 8, and by the Company in the case of paragraph (b) of this Section 8 and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment in accordance with this Section 8. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.
     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.
          SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion that the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bear to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, any Company Additional Written Communication, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
          SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the NASDAQ Global Select Market, or trading in securities generally on any of the NASDAQ Stock Market, the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of Federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 hereof shall survive such termination and remain in full force and effect.
          SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.
          SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be, or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.
          SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
     If to the Representatives:
Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019
Facsimile: 646-834-8133
Attention: Syndicate Registration
with a copy to:
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019
Facsimile: 212-474-3700
Attention: LizabethAnn R. Eisen, Esq.
     If to the Company:
Dell Inc.
One Dell Way
Round Rock, TX 78682
Facsimile: 512-283-0544
Attention: Assistant Secretary

with a copy to:
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004
Facsimile: 202-637-5910
Attention: Richard J. Parrino, Esq.
                    David P. Slotkin, Esq.
     Any party hereto may change the address for receipt of communications by giving written notice to the others.
          SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, agents and controlling persons referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.
          SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
          SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.
          SECTION 18. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereof and the contribution provisions of Section 9 hereof, and is fully informed regarding such provisions.

Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours, Dell Inc.
By:	/s/ Janet B. Wright
	Name:	Janet B. Wright
	Title:	Assistant Secretary and Vice President—Corporate, Securities & Finance Counsel

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BARCLAYS CAPITAL INC. GOLDMAN, SACHS & CO. MORGAN STANLEY & CO. INCORPORATED Acting as Representatives of the several Underwriters named in the attached Schedule A.
By:	Barclays Capital Inc.

By:	/s/ Stephen Feinstein
	Name:	Stephen Feinstein
	Title:	Managing Director

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

SCHEDULE A

	Aggregate Principal	Aggregate Principal	Aggregate Principal
	Amount of	Amount of	Amount of
	1.40% Notes	2.30% Notes	5.40% Notes
	due 2013 to	due 2015 to	due 2040 to
Underwriters	be Purchased	be Purchased	be Purchased
Barclays Capital Inc.	$125,000,000	$175,000,000	$75,000,000
Goldman, Sachs & Co.	125,000,000	175,000,000	75,000,000
Morgan Stanley & Co. Incorporated	125,000,000	175,000,000	75,000,000
BNP Paribas Securities Corp.	25,000,000	35,000,000	15,000,000
Deutsche Bank Securities Inc.	25,000,000	35,000,000	15,000,000
J.P. Morgan Securities LLC	25,000,000	35,000,000	15,000,000
UBS Securities LLC	25,000,000	35,000,000	15,000,000
Wells Fargo Securities, LLC	25,000,000	35,000,000	15,000,000

Total	$500,000,000	$700,000,000	$300,000,000

ANNEX I
Issuer Free Writing Prospectuses
Final Term Sheet dated September 7, 2010 relating to the Notes

EXHIBIT A-1
Form of Issuer’s Counsel Opinion
Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the underwriting agreement, dated September 7, 2010 (the “Underwriting Agreement”) among Dell Inc, a Delaware corporation (the “Company”), and Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed on Schedule A of the Underwriting Agreement.
          (a) The Company is validly existing as a corporation and is in good standing as of the date hereof under the Corporation Act.
          (b) The Company has the corporate power to execute, deliver and perform its obligations under the Indenture and the Underwriting Agreement and to own, lease and operate its current properties and to conduct its business as described in the Disclosure Package and the Prospectus.
          (c) The Notes (i) have been duly authorized by the Company and (ii) when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor in accordance with the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
          (d) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
          (e) The Indenture (i) has been duly qualified under the Trust Indenture Act, (ii) has been duly authorized, executed and delivered by the Company and (iii) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          (f) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof set forth in the Disclosure Package and the Prospectus under the caption “Description of Notes.”
          (g) The information in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Material United States Federal Income Tax Considerations,” to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.
          (h) Based solely upon telephone communications between an attorney of this firm and a member of the staff of the Commission, the Registration Statement has become effective under the 1933 Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission. The required filing of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the 1933 Act has been made in the manner and within the time period required by Rule 424(b).
          (i) At the most recent time the Registration Statement became effective and as of the date of the Underwriting Agreement, the Registration Statement and, as of its date, the Prospectus (except for the financial statements and supporting schedules included therein and the Statement of Eligibility on Form T-1 of the Trustee, as to which we express no opinion), excluding the documents incorporated by reference therein, complied as to form in all material respects with the requirements of the Trust Indenture Act and the requirements of the 1933 Act. The Disclosure Package, as of the Initial Sale Time, complied as to form in all material respects with the requirements of the 1933 Act.
          (j) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Disclosure Package and the Prospectus, at the time they were filed with the Commission, appear on their face to comply as to form in all material respects with the requirements of the Exchange Act.
          (k) The execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement, the Indenture and the Notes do not (i) violate the Corporation Act, the Certificate of Incorporation or the Bylaws, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law, or (iii) breach or constitute a default under any indenture, mortgage, deed of trust, loan agreement, instrument or other agreement or contract of the Company that is included as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended January 29, 2010, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2010 or the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 30, 2010 (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).
          (l) No authorization, order, approval or consent of, or registration or filing with, any federal governmental agency or any New York governmental agency is required to be obtained or made by the Company under Applicable Federal Law or Applicable State Law or under the Corporation Act in connection with the execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement, the Indenture and the Notes.
          (m) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
During the course of our professional engagement, we reviewed the Registration Statement on Form S-3 (No. 333-155041) (including the documents incorporated therein by reference, the “Registration Statement”), the documents listed on Schedule A hereto (those documents listed on Schedule A, including the documents incorporated therein by reference, the “Pricing Disclosure Package”), and the final prospectus supplement, dated September 7, 2010, as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (together with the Base Prospectus and the documents incorporated therein by reference, the “Prospectus”), and participated in conferences with officers and other representatives of the

Company, with representatives of the independent registered public accounting firm of the Company and with you and your representatives at which the contents of the Registration Statement, the Pricing Disclosure Package, and the Prospectus and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters. Accordingly, we do not assume any responsibility for the accuracy, completeness, or fairness of the statements in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, other than as set forth in paragraphs (f) and (g) of our opinion letter to you dated the date hereof. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Pricing Disclosure Package, and the Prospectus involve matters of a non-legal nature.
          Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
          (i) the Registration Statement, at the most recent time it became effective or as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (iii) the Pricing Disclosure Package, as of 5:00 P.M. (New York City time) on September 7, 2010 (which you have informed us is a time prior to the time of the first sale of the Notes by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     provided that, in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package, or the Prospectus, nor do we express any belief with respect to the Company’s assessments of or reports on the effectiveness of internal control over financial reporting.

EXHIBIT A-2
Form of Internal Counsel Legal Opinion
Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Underwriting Agreement, dated September 7, 2010 among Dell Inc, a Delaware corporation (the “Company”), and Barclays Capital Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as representatives of the several underwriters listed on Schedule A of the Underwriting Agreement.
     (i) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the law of the State of Texas.
     (ii) To my knowledge and other than as set forth in the Prospectus and the Disclosure Package, there are no legal or governmental actions, suits, proceedings or investigations pending or overtly threatened against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Change.
     (iii) The issuance and sale of the Notes and the compliance by the Company with the provisions of the Notes, the Indenture and the Underwriting Agreement and the consummation of the transactions contemplated therein will not result in any violation of any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority known to me directed to the Company or any of its subsidiaries or any of its or their properties in a proceeding to which any of them or their property is a party, except for any such violation that would not, individually or in the aggregate, have a Material Adverse Change.

EXHIBIT B-1
Dell Inc.
Pricing Term Sheet
September 7, 2010

Issuer:	Dell Inc.

Size:	$500,000,000

Maturity:	September 10, 2013

Coupon (Interest Rate):	1.400%

Yield to Maturity:	1.439%

Spread to Benchmark Treasury:	T+70 bps

Benchmark Treasury:	0.750% due August 15, 2013

Benchmark Treasury Price and Yield:	Price of 100-01, Yield 0.739%

Interest Payment Dates:	March 10, September 10, first Interest Payment
Date March 10, 2011

Record Dates:	February 25, August 26

Redemption Provision:	Makewhole T+15 bps

Price to Public:	99.886%

Proceeds, before expenses, to Dell from	$498,180,000
the offering of the notes contemplated by
this final term sheet:

Settlement Date:	September 10, 2010

CUSIP/ISIN:	24702RAK7 / US24702RAK77

Joint Book-Running Managers:	Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Co-Managers:	BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any of the Representatives can arrange to send you the prospectus if you request it by calling or e-mailing:
Barclays Capital Inc. toll-free at 1-888-603-5847 or barclaysprospectus@broadridge.com
Goldman, Sachs & Co. toll-free at 1-888-471-2526 or prospectus-ny@ny.email.gs.com
Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or prospectus@morganstanley.com

EXHIBIT B-2
Dell Inc.
Pricing Term Sheet
September 7, 2010

Issuer:	Dell Inc.

Size:	$700,000,000

Maturity:	September 10, 2015

Coupon (Interest Rate):	2.300%

Yield to Maturity:	2.305%

Spread to Benchmark Treasury:	T+90 bps

Benchmark Treasury:	1.250% due August 31, 2015

Benchmark Treasury Price and Yield:	Price of 99-08 1/4, Yield 1.405%

Interest Payment Dates:	March 10, September 10, first Interest Payment
Date March 10, 2011

Record Dates:	February 25, August 26

Redemption Provision:	Makewhole T+15 bps

Price to Public:	99.977%

Proceeds, before expenses, to Dell from	$697,389,000
the offering of the notes contemplated by
this final term sheet:

Settlement Date:	September 10, 2010

CUSIP/ISIN:	24702RAL5 / US24702RAL50

Joint Book-Running Managers:	Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Co-Managers:	BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any of the Representatives can arrange to send you the prospectus if you request it by calling or e-mailing:
Barclays Capital Inc. toll-free at 1-888-603-5847 or barclaysprospectus@broadridge.com
Goldman, Sachs & Co. toll-free at 1-888-471-2526 or prospectus-ny@ny.email.gs.com
Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or prospectus@morganstanley.com

EXHIBIT B-3
Dell Inc.
Pricing Term Sheet
September 7, 2010

Issuer:	Dell Inc.

Size:	$300,000,000

Maturity:	September 10, 2040

Coupon (Interest Rate):	5.400%

Yield to Maturity:	5.405%

Spread to Benchmark Treasury:	T+175 bps

Benchmark Treasury:	4.375% due May 15, 2040

Benchmark Treasury Price and Yield:	Price of 112-31, Yield 3.655%

Interest Payment Dates:	March 10, September 10, first Interest Payment
Date March 10, 2011

Record Dates:	February 25, August 26

Redemption Provision:	Makewhole T+30 bps

Price to Public:	99.926%

Proceeds, before expenses, to Dell from	$297,153,000
the offering of the notes contemplated by
this final term sheet:

Settlement Date:	September 10, 2010

CUSIP/ISIN:	24702RAM3 / US24702RAM34

Joint Book-Running Managers:	Barclays Capital Inc.
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated

Co-Managers:	BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
UBS Securities LLC
Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, any of the Representatives can arrange to send you the prospectus if you request it by calling or e-mailing:
Barclays Capital Inc. toll-free at 1-888-603-5847 or barclaysprospectus@broadridge.com
Goldman, Sachs & Co. toll-free at 1-888-471-2526 or prospectus-ny@ny.email.gs.com
Morgan Stanley & Co. Incorporated toll-free at 1-866-718-1649 or prospectus@morganstanley.com

B-6